Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $29.9 MILLION
Record Earnings in 2018 driven by Strong Top-Line Growth

Rockland, Massachusetts (January 17, 2019) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2018 fourth quarter net income of $29.9 million, or $1.07 per diluted share, compared to net income of $33.0 million, or $1.20 per diluted share, reported in the prior quarter of 2018. Excluding merger and acquisition expenses incurred in the fourth and third quarters of 2018 related to the MNB Bancorp ("MNB") merger which closed in November 2018 and the Blue Hills Bancorp ("BHB") merger announced on September 20, 2018, operating net income was $35.9 million, or $1.29 per diluted share during the fourth quarter of 2018 compared to $34.9 million, or $1.27 per diluted share during the third quarter of 2018. Full year net income was $121.6 million, or $4.40 on a diluted earnings per share basis, an increase of $34.4 million, or 39.5%, as compared to the prior year. In addition, full year operating net income was $129.8 million, or $4.69 on a diluted earnings per share basis, an increase of $38.1 million, or 41.5% compared to 2017. Operating diluted earnings per share of $1.34 in the fourth quarter of 2018 increased 40.0% as compared to the prior year.

“Rockland Trust’s record-setting 2018 financial performance derived from organic loan and deposit growth, augmented by our fourth quarter acquisition of The Milford National Bank and Trust Company, continued net interest margin expansion, pristine asset quality, and disciplined expense control,” said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “My colleagues, and their outstanding commitment to our customers, the communities we serve, and to each other, are responsible for our success. We look forward in 2019 to our anticipated acquisition of Blue Hills Bank and to welcoming Blue Hills customers and colleagues to Rockland Trust.”

MNB BANCORP ACQUISITION

On November 16, 2018, the Company completed the acquisition of MNB. The acquisition resulted in the addition of three branch locations in Worcester County, Massachusetts. The transaction included the acquisition of $293.5 million in loans and the assumption of $278.2 million in deposits, each at fair value. Total consideration of $56.1 million consisted of 528,353 shares of Independent Bank Corp. common stock issued to MNB shareholders, as well as $13.6 million in cash. The following table provides the purchase price allocation of net assets acquired for this transaction:

Net Assets Acquired at Fair Value
(Dollars in thousands)
Assets
Cash	$6,743
Investments	25,358
Loans	293,498
Bank premises and equipment	1,904
Goodwill	24,299
Core deposit and other intangibles	8,588
Other assets	8,639
Total assets acquired	$369,029
Liabilities
Deposits	$278,204
Borrowings	33,093
Other liabilities	1,609
Total liabilities assumed	$312,906
Purchase price	$56,123

For further details on the loans and deposits acquired, see the Organic Loan and Deposit Growth table provided near the end of the financial schedules accompanying this release.

BALANCE SHEET

Total assets of $8.9 billion at December 31, 2018 increased by $476.1 million, or 5.7% from the prior quarter, and by $769.6 million, or 9.5%, as compared to the year ago period, inclusive of the 2018 fourth quarter MNB acquisition.

Excluding the MNB acquisition, total loans grew by $85.3 million, or 1.3% (5.2% annualized) over the prior quarter and by $257.1 million, or 4.05%, when compared to the year ago period. The fourth quarter organic increase was led by an increase of $44.9 million, or 17.8% on an annualized basis, in commercial and industrial loans, with the primary driver being growth in asset-based lending. In addition, there was a $25.8 million, or 12.8% on an annualized basis, increase in residential real estate loans as the portfolio continues to benefit from strong jumbo loan demand. Business banking also experienced organic growth, increasing by $2.9 million, or 7.7% on an annualized basis.

Exclusive of the MNB acquisition, total deposits rose by $172.7 million, or 2.5% (9.8% annualized) from the prior quarter and by $419.7 million, or 6.2%, when compared to the prior year. A portion of the increase reflects the discontinuance and transition of $141.2 million in customer repurchase agreements, which were classified as borrowings in the prior quarter. Excluding this transition, total organic deposit growth for the fourth quarter was 1.8% on an annualized basis and was marked by continued growth in demand deposits and declines in money market and time deposits. Inclusive of the acquired MNB deposits, the total cost of deposits increased by four basis points in the fourth quarter to 0.34%.

The securities portfolio increased by $63.6 million, or 6.3%, compared to the prior quarter, due in part to the MNB acquisition combined with purchases of $93.9 million, offset by paydowns on existing securities.

The Company's total borrowings decreased by $41.0 million, or 13.7%, compared to the prior quarter due primarily to the aforementioned transition of customer repurchase agreement balances.  Partially offsetting this decrease was an increase in Federal Home Loan Bank borrowings of $97.0 million, which reflects a $122.0 million overnight borrowing position offset by a $25.0 million maturity during the quarter.

Stockholders' equity at December 31, 2018 rose to $1.1 billion, an increase of 7.5% from September 30, 2018 and 13.7% compared to the year ago period, due primarily to stock issuance associated with the fourth quarter 2018 MNB acquisition combined with strong earnings retention. In addition, the Company recorded a net gain of $11.5 million, after tax, within other comprehensive income during the fourth quarter, due to increased values associated with available for sale securities and certain derivative positions. Book value per share increased $1.98, or 5.5%, during the fourth quarter. The Company's ratio of common equity to assets of 12.13% increased by 21 basis points from the prior quarter and by 45 basis points from the same period a year ago. Inclusive of the added goodwill from the MNB acquisition, the Company's tangible book value per share rose by $1.01, or 3.7%, to $28.57 from the prior quarter and is now 11.6% higher than the year ago period. The Company's ratio of tangible common equity to tangible assets of 9.35% at December 31, 2018 is two basis points higher than the prior quarter and 39 basis points above the year ago period.

NET INTEREST INCOME

Net interest income for the fourth quarter increased 5.3% to $80.3 million compared to $76.2 million in the prior quarter, due to solid average earning asset growth, including the MNB acquisition, and a higher net interest margin. The net interest margin rose to 4.05%, compared to 3.94% in the prior quarter, as the Company continues to benefit from its asset sensitive position.

NONINTEREST INCOME

Noninterest income of $23.5 million in the fourth quarter of 2018 was $227,000, or 1.0%, higher than the prior quarter. Significant changes in noninterest income in the fourth quarter compared to the prior quarter included the following:

•
Investment management income rose by $63,000, or 1.0%. The additional income associated with $160.9 million of assets under administration included in the MNB acquisition along with increased retail commissions helped offset the impact of weak equity markets that prevailed during the fourth quarter. Total assets under administration, inclusive of the acquired MNB portfolio, were $3.6 billion as of December 31, 2018.

•	Mortgage banking income decreased by $281,000, or 23.0%, due to a seasonal decrease in volume.

•	In the prior quarter, the Company received proceeds on life insurance policies, resulting in a gain of $1.5 million. There were no such gains during the fourth quarter.

•	Loan level derivative income increased by $434,000, or 110.7%, as a result of increased customer demand in the quarter.

•	Other noninterest income increased $1.2 million, or 40.1%, primarily due to a gain of $1.1 million on the sale of a previously closed branch facility.

NONINTEREST EXPENSE

Noninterest expense of $64.4 million in the fourth quarter of 2018 was $9.0 million, or 16.1%, higher than the prior quarter. Significant changes in noninterest expense in the fourth quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense increased by $750,000, or 2.4%, reflecting increases associated with the MNB acquisition and related personnel, along with increased incentive and performance-based equity award expense, partially offset by decreases in pension and medical insurance expenses.

•	Occupancy and equipment expense increased by $573,000, or 9.1%, due to the MNB acquisition, increased repairs and maintenance and various one-time rent adjustment items.

•
Merger and acquisition costs of $8.0 million for the fourth quarter included $7.8 million attributable to the MNB acquisition and $283,000 attributable to the BHB acquisition, which is anticipated to close in the first half of 2019. The majority of these costs include contract terminations, severance, and legal fees.

•
Other noninterest expense increased by $2.4 million, or 18.3%, due to a $1.1 million loss on equity securities, plus increased loan workout costs, debit card expense and core deposit and intangible amortization. The increases were partially offset by decreases in consulting expenses and lower FDIC assessment fees.

The Company generated a return on average assets and a return on average common equity of 1.38% and 11.49%, respectively, in the fourth quarter of 2018, as compared to 1.57% and 13.19%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and return on average equity of 1.66% and 13.78%, respectively, during the fourth quarter of 2018, as compared to 1.66% and 13.96%, respectively, for the prior quarter.

The Company’s effective tax rate decreased to 21.6% for the fourth quarter as compared to 23.2% in the prior quarter.
ASSET QUALITY

During the fourth quarter of 2018, the Company recorded total net charge-offs of $142,000, or 0.01% of average loans on an annualized basis, representing a decrease from net charge-offs of $397,000 in the prior quarter. The provision for loan losses increased to $1.2 million for the fourth quarter of 2018 compared to $1.1 million in the third quarter of 2018, both of which were primarily attributable to loan growth. Nonperforming loans of $45.4 million, or 0.66% of loans at December 31, 2018 were consistent with prior quarter balances of $45.4 million, or 0.70% of loans. Other real estate owned was reduced to zero in the fourth quarter. Total nonperforming assets remained relatively consistent at $45.4 million at the end of the fourth quarter, as compared to $45.6 million at the end of the prior quarter and represent a decline of 9.6% as compared to the year ago period. At December 31, 2018, delinquency as a percentage of loans was 0.67%, representing a decrease of four basis points from the prior quarter.

During the fourth quarter of 2018 nonaccrual loans associated with a large commercial loan customer that had previously declared bankruptcy were modified when a court confirmed the customer’s bankruptcy reorganization plan. That revision to loan terms required the Company to deem loans associated with the customer a troubled debt restructure as of December 31, 2018. Loans associated with the customer remain on nonaccrual status and are included in the nonperforming loan totals reported above.

The allowance for loan losses was $64.3 million at December 31, 2018, as compared to $63.2 million at September 30, 2018. The Company’s allowance for loan losses as a percentage of loans was 0.93% at December 31, 2018 and 0.97% at September 30, 2018. The decrease in this percentage is attributable to the treatment of loans acquired in connection with the MNB acquisition. These acquired loans are recorded at fair value, which includes consideration for estimated credit losses, and without carryover of the respective portfolio's historical allowance for loan losses.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 18, 2019. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10127265 and will be available through February 1, 2019. Additionally, a webcast replay will be available until January18, 2020.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $8.9 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2018 to The Boston Globe’s “Top Places to Work” list for the 10th consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through approximately 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, as well as in Worcester County and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. The Company is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	inability to raise capital on terms that are favorable;

•	additional regulatory oversight and additional costs associated with the Company's anticipated increase in assets to over $10 billion.

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	failure to consummate or a delay in consummating the acquisition of Blue Hills Bancorp, which is subject to certain standard conditions, including regulatory approval and shareholder approval;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those acquired in the MNB and BHB acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•	the impact of the U.S. Government shutdown;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average equity, tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, and other items, if applicable.  The Company’s management uses operating earnings and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles). The Company has included information on tangible book value per share and the tangible common equity ratio because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be noncore and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, operating return on average assets, operating return on average equity, tangible book value per share and the tangible common equity ratio are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert D. Cozzone
Chief Financial Officer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2018	September 30 2018	December 31 2017	Dec 2018 vs.	Dec 2018 vs.
				Sept 2018	Dec 2017
Assets
Cash and due from banks	$127,503	$102,540	$103,485	24.34%	23.21%
Interest-earning deposits with banks	122,952	148,307	109,631	(17.10)%	12.15%
Securities
Trading	1,504	1,581	1,324	(4.87)%	13.60%
Equities	19,477	20,430	—	(4.66)%	100.00%
Available for sale	442,752	435,861	447,498	1.58%	(1.06)%
Held to maturity	611,490	553,705	497,688	10.44%	22.87%
Total securities	1,075,223	1,011,577	946,510	6.29%	13.60%
Loans held for sale (at fair value)	6,431	10,431	4,768	(38.35)%	34.88%
Loans
Commercial and industrial	1,093,629	1,003,780	888,528	8.95%	23.08%
Commercial real estate	3,251,248	3,132,491	3,116,561	3.79%	4.32%
Commercial construction	365,165	352,491	401,797	3.60%	(9.12)%
Small business	164,676	149,200	132,370	10.37%	24.41%
Total commercial	4,874,718	4,637,962	4,539,256	5.10%	7.39%
Residential real estate	923,294	801,810	754,329	15.15%	22.40%
Home equity - first position	654,083	647,132	612,990	1.07%	6.70%
Home equity - subordinate positions	438,001	426,829	439,098	2.62%	(0.25)%
Total consumer real estate	2,015,378	1,875,771	1,806,417	7.44%	11.57%
Other consumer	16,098	13,669	9,880	17.77%	62.94%
Total loans	6,906,194	6,527,402	6,355,553	5.80%	8.66%
Less: allowance for loan losses	(64,293)	(63,235)	(60,643)	1.67%	6.02%
Net loans	6,841,901	6,464,167	6,294,910	5.84%	8.69%
Federal Home Loan Bank stock	15,683	13,107	11,597	19.65%	35.23%
Bank premises and equipment, net	97,581	95,941	94,722	1.71%	3.02%
Goodwill	256,105	231,806	231,806	10.48%	10.48%
Other intangible assets	15,250	7,379	9,341	106.67%	63.26%
Cash surrender value of life insurance policies	160,456	153,186	151,528	4.75%	5.89%
Other real estate owned and other foreclosed assets	—	190	612	(100.00)%	(100.00)%
Other assets	132,507	136,866	123,119	(3.18)%	7.63%
Total assets	$8,851,592	$8,375,497	$8,082,029	5.68%	9.52%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,450,907	$2,337,221	$2,159,396	4.86%	13.50%
Savings and interest checking accounts	2,865,349	2,621,926	2,599,922	9.28%	10.21%
Money market	1,399,761	1,353,641	1,325,634	3.41%	5.59%
Time certificates of deposit	711,103	663,451	644,301	7.18%	10.37%
Total deposits	7,427,120	6,976,239	6,729,253	6.46%	10.37%
Borrowings
Federal Home Loan Bank borrowings	147,806	50,767	53,264	191.15%	177.50%
Customer repurchase agreements	—	141,176	162,679	(100.00)%	(100.00)%
Junior subordinated debentures, net	76,173	73,078	73,073	4.24%	4.24%
Subordinated debentures, net	34,728	34,717	34,682	0.03%	0.13%
Total borrowings	258,707	299,738	323,698	(13.69)%	(20.08)%
Total deposits and borrowings	7,685,827	7,275,977	7,052,951	5.63%	8.97%
Other liabilities	92,275	101,215	85,269	(8.83)%	8.22%

Total liabilities	7,778,102	7,377,192	7,138,220	5.43%	8.96%
Stockholders' equity
Common stock	279	274	273	1.82%	2.20%
Additional paid in capital	527,648	483,222	479,430	9.19%	10.06%
Retained earnings	546,736	527,473	465,937	3.65%	17.34%
Accumulated other comprehensive loss, net of tax	(1,173)	(12,664)	(1,831)	(90.74)%	(35.94)%
Total stockholders' equity	1,073,490	998,305	943,809	7.53%	13.74%
Total liabilities and stockholders' equity	$8,851,592	$8,375,497	$8,082,029	5.68%	9.52%
(nm - the percentage is not meaningful)

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2018	September 30 2018	December 31 2017	Dec 2018 vs.	Dec 2018 vs.
				Sept 2018	Dec 2017
Interest income
Interest on federal funds sold and short-term investments	$908	$916	$604	(0.87)%	50.33%
Interest and dividends on securities	7,146	6,678	5,864	7.01%	21.86%
Interest and fees on loans	79,807	75,220	66,384	6.10%	20.22%
Interest on loans held for sale	49	61	24	(19.67)%	104.17%
Total interest income	87,910	82,875	72,876	6.08%	20.63%
Interest expense
Interest on deposits	6,222	5,251	3,692	18.49%	68.53%
Interest on borrowings	1,396	1,390	1,352	0.43%	3.25%
Total interest expense	7,618	6,641	5,044	14.71%	51.03%
Net interest income	80,292	76,234	67,832	5.32%	18.37%
Provision for loan losses	1,200	1,075	1,300	11.63%	(7.69)%
Net interest income after provision for loan losses	79,092	75,159	66,532	5.23%	18.88%
Noninterest income
Deposit account fees	4,687	4,658	4,485	0.62%	4.50%
Interchange and ATM fees	5,027	4,947	4,410	1.62%	13.99%
Investment management	6,627	6,564	6,226	0.96%	6.44%
Mortgage banking income	941	1,222	1,351	(23.00)%	(30.35)%
Increase in cash surrender value of life insurance policies	1,131	984	1,127	14.94%	0.35%
Gain on life insurance benefits	—	1,463	—	(100.00)%	n/a
Loan level derivative income	826	392	1,109	110.71%	(25.52)%
Other noninterest income	4,252	3,034	3,206	40.15%	32.63%
Total noninterest income	23,491	23,264	21,914	0.98%	7.20%
Noninterest expenses
Salaries and employee benefits	31,845	31,095	30,333	2.41%	4.98%
Occupancy and equipment expenses	6,883	6,310	6,391	9.08%	7.70%
Data processing and facilities management	1,288	1,287	1,256	0.08%	2.55%
FDIC assessment	560	725	834	(22.76)%	(32.85)%
Merger and acquisition expense	8,046	2,688	—	199.33%	100.00%
Other noninterest expenses	15,769	13,334	12,653	18.26%	24.63%
Total noninterest expenses	64,391	55,439	51,467	16.15%	25.11%
Income before income taxes	38,192	42,984	36,979	(11.15)%	3.28%
Provision for income taxes	8,258	9,969	14,915	(17.16)%	(44.63)%
Net Income	$29,934	$33,015	$22,064	(9.33)%	35.67%
(nm - the percentage is not meaningful)
Weighted average common shares (basic)	27,815,437	27,537,841	27,445,739
Common share equivalents	58,576	63,499	77,615

Weighted average common shares (diluted)	27,874,013	27,601,340	27,523,354

Basic earnings per share	$1.08	$1.20	$0.80	(10.00)%	35.00%
Diluted earnings per share	$1.07	$1.20	$0.80	(10.83)%	33.75%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$29,934	$33,015	$22,064
Noninterest expense components
Add - merger and acquisition expenses	8,046	2,688	—
Noncore items, gross	8,046	2,688	—
Less - net tax benefit associated with noncore items (1)	(2,089)	(756)	—
2017 Tax Act: revaluation of net deferred tax assets	—	—	1,895
2017 Tax Act: revaluation of LIHTC investments	—	—	466
Total tax impact	(2,089)	(756)	2,361
Noncore items, net of tax	5,957	1,932	2,361
Operating net income	$35,891	$34,947	$24,425	2.70%	46.94%

Diluted earnings per share, on an operating basis	$1.29	$1.27	$0.89	1.57%	44.94%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	4.05%	3.94%	3.64%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.38%	1.57%	1.08%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.66%	1.66%	1.20%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	11.49%	13.19%	9.28%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	13.78%	13.96%	10.28%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2018	December 31 2017	Dec 2018 vs.
			Dec 2017

Interest income
Interest on federal funds sold and short-term investments	$2,676	$1,418	88.72%
Interest and dividends on securities	26,573	22,553	17.82%
Interest and fees on loans	294,293	253,131	16.26%
Interest on loans held for sale	159	92	72.83%
Total interest income	323,701	277,194	16.78%
Interest expense
Interest on deposits	19,995	12,702	57.42%
Interest on borrowings	5,541	5,632	(1.62)%
Total interest expense	25,536	18,334	39.28%
Net interest income	298,165	258,860	15.18%
Provision for loan losses	4,775	2,950	61.86%
Net interest income after provision for loan losses	293,390	255,910	14.65%
Noninterest income
Deposit account fees	18,327	17,822	2.83%
Interchange and ATM fees	18,916	17,291	9.40%

Investment management	26,155	23,802	9.89%
Mortgage banking income	4,071	4,960	(17.92)%
Increase in cash surrender value of life insurance policies	4,060	4,127	(1.62)%
Gain on life insurance benefits	1,463	—	100.00%
Loan level derivative income	2,373	3,836	(38.14)%
Other noninterest income	13,140	11,156	17.78%
Total noninterest income	88,505	82,994	6.64%
Noninterest expenses
Salaries and employee benefits	124,328	116,600	6.63%
Occupancy and equipment expenses	27,098	24,693	9.74%
Data processing and facilities management	5,125	4,988	2.75%
FDIC assessment	2,774	3,068	(9.58)%
Merger and acquisition expense	11,168	3,393	229.15%
Other noninterest expenses	55,476	51,617	7.48%
Total noninterest expenses	225,969	204,359	10.57%
Income before income taxes	155,926	134,545	15.89%
Provision for income taxes	34,304	47,341	(27.54)%
Net Income	$121,622	$87,204	39.47%

Weighted average common shares (basic)	27,592,380	27,294,028
Common share equivalents	61,428	78,076
Weighted average common shares (diluted)	27,653,808	27,372,104

Basic earnings per share	$4.41	$3.19	38.24%
Diluted earnings per share	$4.40	$3.19	37.93%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$121,622	$87,204
Noninterest expense components
Add - merger and acquisition expenses	11,168	3,393
Noncore items, gross	11,168	3,393
Less - net tax benefit associated with noncore items (1)	(2,967)	(1,241)
2017 Tax Act: revaluation of net deferred tax assets	—	1,895
2017 Tax Act: revaluation of LIHTC investments	—	466
Total tax impact	(2,967)	1,120
Noncore items, net of tax	$8,201	$4,513
Operating net income	$129,823	$91,717	41.55%

Diluted earnings per share, on an operating basis	$4.69	$3.35	40.00%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.91%	3.60%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.46%	1.11%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.56%	1.16%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	12.31%	9.55%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	13.14%	10.05%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2018	September 30 2018	December 31 2017
Nonperforming loans
Commercial & industrial loans	$26,310	$28,742	$32,055
Commercial real estate loans	3,326	1,960	3,123
Small business loans	235	191	230
Residential real estate loans	8,251	8,076	8,129
Home equity	7,278	6,367	6,022
Other consumer	18	58	79
Total nonperforming loans	45,418	45,394	49,638
Other real estate owned	—	190	612
Total nonperforming assets	$45,418	$45,584	$50,250

Nonperforming loans/gross loans	0.66%	0.70%	0.78%
Nonperforming assets/total assets	0.51%	0.54%	0.62%
Allowance for loan losses/nonperforming loans	141.56%	139.30%	122.17%
Allowance for loan losses/total loans	0.93%	0.97%	0.95%
Delinquent loans/total loans	0.67%	0.71%	0.77%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2018	September 30 2018	December 31 2017

Nonperforming assets beginning balance	$45,584	$47,357	$53,175
New to nonperforming	5,759	4,984	2,363
Loans charged-off	(588)	(847)	(686)
Loans paid-off	(4,453)	(4,932)	(1,892)
Loans restored to performing status	(630)	(921)	(369)
Valuation write down	(190)	—	(39)
Sale of other real estate owned	—	—	(2,195)
Other	(64)	(57)	(107)
Nonperforming assets ending balance	$45,418	$45,584	$50,250

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2018	September 30 2018	December 31 2017	December 31 2018	December 31 2017
Net charge-offs (recoveries)
Commercial and industrial loans	$(3)	$110	$165	$173	$3,276
Commercial real estate loans	(121)	53	(3)	(106)	(346)
Small business loans	118	101	26	326	188
Residential real estate loans	—	(9)	23	136	176
Home equity	4	16	28	137	78
Other consumer	144	126	128	459	501
Total net charge-offs	$142	$397	$367	$1,125	$3,873

Net charge-offs to average loans (annualized)	0.01%	0.02%	0.02%	0.02%	0.06%

	Troubled Debt Restructurings At
	December 31 2018	September 30 2018	December 31 2017
Troubled debt restructurings on accrual status	$23,849	$24,554	$25,852
Troubled debt restructurings on nonaccrual status	29,348	3,370	6,067
Total troubled debt restructurings	$53,197	$27,924	$31,919

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2018	September 30 2018	December 31 2017
Gross loans/total deposits	92.99%	93.57%	94.45%
Common equity tier 1 capital ratio (1)	11.86%	11.98%	11.20%
Tier one leverage capital ratio (1)	10.69%	10.49%	10.04%
Common equity to assets ratio GAAP	12.13%	11.92%	11.68%
Tangible common equity to tangible assets ratio (2)	9.35%	9.33%	8.96%
Book value per share GAAP	$38.23	$36.25	$34.38
Tangible book value per share (2)	$28.57	$27.56	$25.60
(1) Estimated number for December 31, 2018.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$158,376	$908	2.27%	$180,802	$916	2.01%	$185,073	$604	1.29%
Securities
Securities - trading	1,554	—	—%	1,608	—	—%	1,297	—	—%
Securities - taxable investments	1,031,969	7,132	2.74%	1,005,787	6,664	2.63%	922,904	5,847	2.51%
Securities - nontaxable investments (1)	1,939	18	3.68%	1,992	18	3.58%	2,365	25	4.19%
Total securities	$1,035,462	$7,150	2.74%	$1,009,387	$6,682	2.63%	$926,566	$5,872	2.51%
Loans held for sale	5,708	49	3.41%	8,340	61	2.90%	6,763	24	1.41%
Loans
Commercial and industrial	1,033,345	13,087	5.02%	975,980	11,936	4.85%	856,272	9,135	4.23%
Commercial real estate (1)	3,168,962	38,533	4.82%	3,144,613	37,048	4.67%	3,104,885	33,455	4.27%
Commercial construction	373,042	5,116	5.44%	356,091	4,572	5.09%	401,309	4,528	4.48%
Small business	152,722	2,309	6.00%	147,518	2,183	5.87%	130,403	1,861	5.66%
Total commercial	4,728,071	59,045	4.95%	4,624,202	55,739	4.78%	4,492,869	48,979	4.33%
Residential real estate	860,234	8,647	3.99%	792,154	7,959	3.99%	754,605	7,400	3.89%
Home equity	1,085,421	12,013	4.39%	1,071,511	11,457	4.24%	1,050,815	10,155	3.83%
Total consumer real estate	1,945,655	20,660	4.21%	1,863,665	19,416	4.13%	1,805,420	17,555	3.86%
Other consumer	14,415	283	7.79%	13,040	244	7.42%	10,085	222	8.73%
Total loans	$6,688,141	$79,988	4.74%	$6,500,907	$75,399	4.60%	$6,308,374	$66,756	4.20%
Total interest-earning assets	$7,887,687	$88,095	4.43%	$7,699,436	$83,058	4.28%	$7,426,776	$73,256	3.91%
Cash and due from banks	110,643			106,273			98,397
Federal Home Loan Bank stock	13,274			13,107			11,597
Other assets	573,854			547,296			557,044
Total assets	$8,585,458			$8,366,112			$8,093,814
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,737,399	$1,763	0.26%	$2,654,157	$1,433	0.21%	$2,556,355	$1,052	0.16%
Money market	1,398,175	2,378	0.67%	1,373,594	2,056	0.59%	1,337,491	1,261	0.37%
Time deposits	685,440	2,081	1.20%	652,638	1,762	1.07%	635,941	1,379	0.86%
Total interest-bearing deposits	$4,821,014	$6,222	0.51%	$4,680,389	$5,251	0.45%	$4,529,787	$3,692	0.32%
Borrowings
Federal Home Loan Bank borrowings	53,631	280	2.07%	50,770	248	1.94%	53,267	262	1.95%
Customer repurchase agreements	72,668	43	0.23%	148,575	75	0.20%	178,917	79	0.18%
Junior subordinated debentures	74,592	646	3.44%	73,077	640	3.47%	73,072	584	3.17%
Subordinated debentures	34,723	427	4.88%	34,711	427	4.88%	34,675	427	4.89%
Total borrowings	$235,614	$1,396	2.35%	$307,133	$1,390	1.80%	$339,931	$1,352	1.58%
Total interest-bearing liabilities	$5,056,628	$7,618	0.60%	$4,987,522	$6,641	0.53%	$4,869,718	$5,044	0.41%
Demand deposits	2,399,488			2,300,943			2,201,866
Other liabilities	95,670			84,442			79,208
Total liabilities	$7,551,786			$7,372,907			$7,150,792
Stockholders' equity	1,033,673			993,205			943,022

Total liabilities and stockholders' equity	$8,585,459			$8,366,112			$8,093,814

Net interest income		$80,477			$76,417			$68,212

Interest rate spread (2)			3.83%			3.75%			3.50%

Net interest margin (3)			4.05%			3.94%			3.64%

Supplemental Information
Total deposits, including demand deposits	$7,220,502	$6,222		$6,981,332	$5,251		$6,731,653	$3,692
Cost of total deposits			0.34%			0.30%			0.22%
Total funding liabilities, including demand deposits	$7,456,116	$7,618		$7,288,465	$6,641		$7,071,584	$5,044
Cost of total funding liabilities			0.41%			0.36%			0.28%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $185,000, $183,000, and $380,000 for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2018			December 31, 2017
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$136,140	$2,676	1.97%	$124,014	$1,418	1.14%
Securities
Securities - trading	1,549	—	—%	1,223	—	—%
Securities - taxable investments	999,744	26,513	2.65%	901,891	22,465	2.49%
Securities - nontaxable investments (1)	2,098	76	3.62%	3,186	135	4.24%
Total securities	$1,003,391	$26,589	2.65%	$906,300	$22,600	2.49%
Loans held for sale	5,396	159	2.95%	4,760	92	1.93%
Loans
Commercial and industrial	958,414	45,754	4.77%	875,056	36,048	4.12%
Commercial real estate (1)	3,128,659	144,045	4.60%	3,067,077	127,512	4.16%
Commercial construction	385,771	19,615	5.08%	365,277	16,387	4.49%
Small business	142,850	8,362	5.85%	128,559	7,145	5.56%
Total commercial	4,615,694	217,776	4.72%	4,435,969	187,092	4.22%
Residential real estate	794,735	31,768	4.00%	713,608	28,179	3.95%
Home equity	1,067,365	44,505	4.17%	1,030,881	38,388	3.72%
Total consumer real estate	1,862,100	76,273	4.10%	1,744,489	66,567	3.82%
Other consumer	12,116	952	7.86%	10,641	944	8.87%
Total loans	$6,489,910	$295,001	4.55%	$6,191,099	$254,603	4.11%
Total interest-earning assets	$7,634,837	$324,425	4.25%	$7,226,173	$278,713	3.86%
Cash and due from banks	103,911			97,694
Federal Home Loan Bank stock	13,200			12,781
Other assets	553,226			554,117
Total assets	$8,305,174			$7,890,765
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,658,798	$5,582	0.21%	$2,541,845	$3,656	0.14%
Money market	1,367,743	7,465	0.55%	1,298,598	4,224	0.33%
Time deposits	655,983	6,948	1.06%	622,909	4,822	0.77%
Total interest-bearing deposits	$4,682,524	$19,995	0.43%	$4,463,352	$12,702	0.28%
Borrowings
Federal Home Loan Bank borrowings	59,932	1,083	1.81%	59,204	1,385	2.34%
Customer repurchase agreements	129,890	248	0.19%	166,152	257	0.15%
Junior subordinated debentures	73,458	2,501	3.40%	73,074	2,281	3.12%
Subordinated debentures	34,705	1,709	4.92%	34,658	1,709	4.93%
Total borrowings	$297,985	$5,541	1.86%	$333,088	$5,632	1.69%
Total interest-bearing liabilities	$4,980,509	$25,536	0.51%	$4,796,440	$18,334	0.38%
Demand deposits	2,252,006			2,098,501
Other liabilities	84,671			82,840
Total liabilities	$7,317,186			$6,977,781

Stockholders' equity	987,988			912,984
Total liabilities and stockholders' equity	$8,305,174			$7,890,765

Net interest income		$298,889			$260,379

Interest rate spread (2)			3.74%			3.48%

Net interest margin (3)			3.91%			3.60%

Supplemental Information
Total deposits, including demand deposits	$6,934,530	$19,995		$6,561,853	$12,702
Cost of total deposits			0.29%			0.19%
Total funding liabilities, including demand deposits	$7,232,515	$25,536		$6,894,941	$18,334
Cost of total funding liabilities			0.35%			0.27%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $724,000 and $1.5 million for the twelve months ended December 31, 2018 and 2017, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)
	Linked quarter
	December 31 2018	September 30 2018	Balance Acquired	Organic Growth/(Decline)	Organic Growth/(Decline) %
Loans
Commercial and industrial	$1,093,629	$1,003,780	$44,929	$44,920	4.48%
Commercial real estate	3,251,248	3,132,491	112,922	5,835	0.19%
Commercial construction	365,165	352,491	16,497	(3,823)	(1.08)%
Small business	164,676	149,200	12,589	2,887	1.93%
Total commercial	4,874,718	4,637,962	186,937	49,819	1.07%
Residential real estate	923,294	801,810	95,705	25,779	3.22%
Home equity	1,092,084	1,073,961	7,692	10,431	0.97%
Total consumer real estate	2,015,378	1,875,771	103,397	36,210	1.93%
Total other consumer	16,098	13,669	3,164	(735)	(5.38)%
Total loans	$6,906,194	$6,527,402	$293,498	$85,294	1.31%

Deposits
Demand deposits	$2,450,907	$2,337,221	$77,786	$35,900	1.54%
Savings and interest checking accounts	2,865,349	2,621,926	58,441	184,982	7.06%
Money market	1,399,761	1,353,641	73,645	(27,525)	(2.03)%
Time certificates of deposit	711,103	663,451	68,332	(20,680)	(3.12)%
Total deposits	$7,427,120	$6,976,239	$278,204	$172,677	2.48%

	Year-over-Year
	December 31 2018	December 31 2017	Balances Acquired	Organic Growth/(Decline)	Organic Growth/(Decline) %
Loans
Commercial and industrial	$1,093,629	$888,528	$44,929	$160,172	18.03%
Commercial real estate	3,251,248	3,116,561	112,922	21,765	0.70%
Commercial construction	365,165	401,797	16,497	(53,129)	(13.22)%
Small business	164,676	132,370	12,589	19,717	14.90%
Total commercial	4,874,718	4,539,256	186,937	148,525	3.27%
Residential real estate	923,294	754,329	95,705	73,260	9.71%
Home equity	1,092,084	1,052,088	7,692	32,304	3.07%
Total consumer real estate	2,015,378	1,806,417	103,397	105,564	5.84%
Total other consumer	16,098	9,880	3,164	3,054	30.91%
Total loans	$6,906,194	$6,355,553	$293,498	$257,143	4.05%

Deposits
Demand deposits	$2,450,907	$2,159,396	$77,786	$213,725	9.90%
Savings and interest checking accounts	2,865,349	2,599,922	58,441	206,986	7.96%
Money market	1,399,761	1,325,634	73,645	482	0.04%
Time certificates of deposit	711,103	644,301	68,332	(1,530)	(0.24)%
Total deposits	$7,427,120	$6,729,253	$278,204	$419,663	6.24%

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share at the dates indicated:

	December 31 2018	September 30 2018	December 31 2017
Tangible common equity
Stockholders' equity (GAAP)	$1,073,490	$998,305	$943,809	(a)
Less: Goodwill and other intangibles	271,355	239,185	241,147
Tangible common equity	$802,135	$759,120	$702,662	(b)
Tangible assets
Assets (GAAP)	$8,851,592	$8,375,498	$8,082,029	(c)
Less: Goodwill and other intangibles	271,355	239,185	241,147
Tangible assets	$8,580,237	$8,136,313	$7,840,882	(d)

Common Shares	28,080,408	27,540,843	27,450,190	(e)

Common equity to assets ratio (GAAP)	12.13%	11.92%	11.68%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	9.35%	9.33%	8.96%	(b/d)
Book value per share (GAAP)	$38.23	$36.25	$34.38	(a/e)
Tangible book value per share (Non-GAAP)	$28.57	$27.56	$25.60	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Years Ended
	December 31 2018	September 30 2018	December 31 2017	December 31, 2018	December 31, 2017
Net interest income (GAAP)	$80,292	$76,234	$67,832	$298,165	$258,860	(a)

Noninterest income (GAAP)	$23,491	$23,264	$21,914	$88,505	$82,994	(b)
Noninterest income on an operating basis (Non-GAAP)	$23,491	$23,264	$21,914	$88,505	$82,994	(c)

Noninterest expense (GAAP)	$64,391	$55,439	$51,467	$225,969	$204,359	(d)
Less:
Merger and acquisition expense	8,046	2,688	—	11,168	3,393
Noninterest expense on an operating basis (Non-GAAP)	$56,345	$52,751	$51,467	$214,801	$200,966	(e)

Total revenue (GAAP)	$103,783	$99,498	$89,746	$386,670	$341,854	(a+b)
Total operating revenue (Non-GAAP)	$103,783	$99,498	$89,746	$386,670	$341,854	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	22.63%	23.38%	24.42%	22.89%	24.28%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	22.63%	23.38%	24.42%	22.89%	24.28%	(c/(a+c))
Efficiency ratio (GAAP based)	62.04%	55.72%	57.35%	58.44%	59.78%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	54.29%	53.02%	57.35%	55.55%	58.79%	(e/(a+c))